UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 29, 2006
Date of earliest event reported:	September 28, 2006

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26013	84-1334687
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Triangle Parkway, Suite 300 Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(678) 282-1600

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Auriga Laboratories, Inc., a Delaware corporation (“Auriga”) issued to Aquoral Finance Corp. LLC (the “Lender”), a senior secured promissory note (the “Aquoral Note”). The Aquoral Note provides for up to $1.5 million of advances to be made by the Lender from time to time, each advance requiring Auriga’s consent. All amounts advanced under the Aquoral Note are due and payable in full on the earlier to occur of (i) the closing by Auriga of an equity or debt financing, the gross proceeds of which equal or exceed $1.5 million (exclusive of advances made under the Aquoral Note) or (ii) March 31, 2007. The Aquoral Note requires Auriga to make quarterly payments to the Lender, commencing with the quarter ending March 31, 2007, equal to 0.5% of the gross sales by Auriga (less customary deductions) of its recently acquired Aquoral product during the preceding quarter for every $125,000 advanced under the Aquoral Note. This payment obligation continues in perpetuity.

The Lender advanced Auriga $375,000 under the Aquoral Note on September 28, 2006.

The Aquoral Note is secured by a first-priority security interest in all of Auriga’s assets, and is senior in right of payment to any and all of Auriga’s other indebtedness, except that the Aquoral Note is pari passu with Auriga’s $1.5 million obligation to Levall Finance Corp. (“Levall”).

As additional consideration, Auriga agreed that, concurrent with each advance made by the Lender under the Aquoral Note, it would issue to the Lender a five-year warrant to acquire one share of Auriga common stock at an exercise price of $1.50 pre share, for each one dollar so advanced. Each warrant is required to provide Lender with “piggyback” registration rights with respect to shares of common stock acquired upon exercise of such warrant. In connection with the first advance under the Aquoral Note, Auriga issued to the Lender a warrant to acquire up to 375,000 shares of common stock.

Auriga intends to use the proceeds from the initial advance under the Aquoral Note, as well as from any additional advances, for general working capital.

Sorrento Financial Partners, LLC (“Sorrento”), an entity owned by Auriga’s chief executive officer, Philip Pesin, is the managing member of the Lender. Mr. Pesin contributed $125,000 to the Lender in exchange for his ownership interest in the Lender. The remaining contributions to the Lender were made by individuals who are not affiliates of Auriga. Affiliates of Auriga may make additional contributions to the Lender to fund a portion of future advances under the Aquoral Note.

On September 28, 2006, the Lender distributed the warrant to the Lender’s owners in proportion to their respective ownership interests.

A copy of the Aquoral Note, including the form of warrant, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

On September 28, 2006, Auriga and Levall entered into a letter agreement with respect to the $1.5 million senior secured promissory note issued by Auriga to Levall on August 29, 2006 (the “Levall Note”). The letter agreement, among other things, amends the Levall Note to provide that such note is pari passu in right of payment and with respect to its security interest with the Aquoral Note, and to clarify that Auriga’s obligation to make payments to Levall based on Auriga sales of Levall products will continue in perpetuity. Sorrento is the managing member and part owner of Levall.

A copy of the letter agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Auriga’s issuance to the Lender of the warrants described above in Item 1.01 was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Senior Secured Promissory Note dated as of September 28, 2006 by Auriga Laboratories, Inc. in favor of Aquoral Finance Corp. LLC, including form of common stock purchase warrant
10.2	Letter Agreement dated as of September 28, 2006 between Auriga Laboratories, Inc. and Levall Finance Corp. LLC amending that certain Senior Secured Promissory Note dated as of August 29, 2006
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.

September 29, 2006	By:	/s/ Philip S. Pesin
Name: Philip S. Pesin
Title: Chief Executive Officer